UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers

Liberty Global Implements Three-Year Performance Plan ending December 31, 2018 to Replace Separate Annual Plans for 2016 and 2017

Liberty 3.0 Program

As previously announced, our Liberty 3.0 program is a comprehensive transformational plan to drive top-line growth while maintaining tight cost controls. The program seeks to capitalize on new and existing revenue opportunities, coupled with the realization of greater efficiencies by leveraging our scale more effectively and aligning to a new operating model. Underpinning this program is a commitment to customer centricity, which we believe is a key contributor to succeeding in an ever more demanding consumer market. In our Liberty 3.0 program we will:

•	Exploit sources of revenue growth, including mobile, B2B and network expansion

•	Deliver superior products and customer experiences across an expanding footprint

•	Enhance revenue and operating cash flow (OCF)* growth compared to historical growth rates

•	Leverage our global scale to tighten growth in costs

*OCF is defined as operating income before depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items.

We believe that the successful implementation of Liberty 3.0 will ultimately lead to organic growth rates for revenue and OCF that are meaningfully higher than our recent consolidated organic growth rates. Successful implementation of Liberty 3.0 will require a focused and incentivized leadership team, and accordingly we have modified our approach to equity compensation incentive plans for 2016 and 2017.

The revised incentive plan, as described below, covers a three-year performance period from 2016 to 2018 and requires delivery of a compound annual growth rate of our consolidated OCF (OCF CAGR) ranging from 6.0% to 10.0% to achieve a payout of 100% or greater, as shown in the table below.

Summary of Revisions to Compensation Plans to Incentivize Management: Longer Performance Period

As a result of our Liberty 3.0 program, management and the Compensation Committee (the Committee) of the Board of Directors of the Company began discussions last fall about potential changes to the design of the equity incentive award component for our executive officers’ compensation packages. Through these discussions, the Committee determined that it would be in the best interests of the Company to modify the incentive award component to better align incentives over the longer term, promote achievement of Liberty 3.0’s goals and retain key leadership during the transformation period.

Historically, for each executive officer and other senior management participants, we have made annual grants of two different types of equity awards: stock appreciation rights (SARs) representing approximately 1/3 of the total annual target equity value per participant and performance share units (PSUs) representing approximately 2/3rds of the total annual target equity value. The annual grants of PSUs have historically had overlapping two-year performance periods.

For the 2016 PSUs, the Committee determined to:

•	Combine the PSU grants for each of the next two years into a single award of 2016 PSUs with a single performance target;

•	Extend the performance period for the 2016 PSUs to three years (2016, 2017 and 2018) in line with the execution phase of the Liberty 3.0 program;

•	Make no grant of PSUs in 2017 for participants who receive a grant of 2016 PSUs;

•
Require the target performance to be a 6.0% OCF CAGR during the three-year performance period ending December 31, 2018 (with 2015 as the base year), with over-performance payout opportunities if the OCF CAGR exceeds the target; and

•	Maintain the annual SAR component from previous programs, as these awards vest in installments over a four year period.

2016 Performance Award Details

On February 5, 2016, the Committee approved the 2016 PSU grant, with specific PSU grants for our named executive officers (NEOs) as shown in the table (no grant will be made in 2017 as described above):

		2016 PSUs Granted (1):
Name and Position	Year	LBTYA PSU Grant	LBTYK PSU Grant	LILA PSU Grant	LILAK PSU Grant

Michael T. Fries, President, Chief Executive Officer	2016	227,212	454,424	11,360	22,720
	2017	0	0	0	0

Charles H.R. Bracken, Executive Vice President & Co-Chief Financial Officer (Principal Financial Officer)	2016	60,590	121,180	3,030	6,060
	2017	0	0	0	0

Bernard G. Dvorak, Executive Vice President & Co-Chief Financial Officer (Principal Accounting Officer)	2016	60,590	121,180	3,030	6,060
	2017	0	0	0	0

Diederik Karsten, Executive Vice President & Chief Commercial Officer	2016	60,590	121,180	3,030	6,060
	2017	0	0	0	0

Balan Nair, Executive Vice President & Chief Technology Officer	2016	60,590	121,180	3,030	6,060
	2017	0	0	0	0
___________

(1)
Each participant’s total 2016 PSU grants have a target equity value that has been increased to accommodate the change to a three-year performance period and replacement of the grant of 2017 PSUs, which otherwise would have been made to the participants in 2017. The CEO employment agreement provides for specific 2016 PSU and 2017 PSU target equity values, which have been combined. In connection with the 2016 PSU grant, our CEO will waive any right under his employment agreement to receive a PSU grant in 2017. The 2016 PSUs for our executive officers are divided among our shares based on a ratio of 20 LBTY shares for every one LiLAC share, with the LBTY and LiLAC shares further divided on a 1:2 ratio between the respective Class A and Class C ordinary shares. The target price of the 2016 PSUs for purposes of determining the number of awards to be granted in satisfaction of each participant’s target equity value was determined utilizing a weighted average closing price of the four classes of shares over a five-day trading period in connection with the Committee’s determination of the revisions to the Company’s performance incentive program in mid-January 2016. Such weighted average closing price was $34.93.

The performance period for the 2016 PSUs starts on January 1, 2016 and ends on December 31, 2018.  As the performance measure, the Committee selected a target OCF CAGR of 6.0%, as may be adjusted at the Committee’s discretion for events that may affect comparability, such as changes in foreign currency exchange rates and accounting principles or policies.  The target OCF CAGR was based upon the Company’s internal projections and other factors. All awards are subject to reduction or forfeiture based on individual performance.

The percentage of a participant’s 2016 PSUs earned generally will vary depending on the OCF CAGR achieved, as illustrated by the following table:

OCF CAGR	% of Target Award Earned
≥10.0%	300%
8.0%	200%
6.0%	100%
<4.5%*	0%
__________

*
The base performance objective of 4.5% was designed so that the awards would qualify as performance-based compensation under Section 162(m).  If the base performance objective is achieved, our NEOs will be eligible to earn up to 300% of their 2016 PSUs, subject to the Committee’s discretion to reduce the size of the award earned, including to zero, to align with the actual OCF CAGR achieved during the performance period and the relevant individual’s performance.

For OCF CAGR achieved in between the points in the above table, the percentage of target 2016 PSUs that may be earned will be determined by interpolation. Each 2016 PSU represents the right to receive one Liberty Global Class A ordinary share, one Liberty Global Class C ordinary share, one LiLAC Class A ordinary share or one LiLAC Class C ordinary share, as applicable, subject to performance and vesting.

The 2016 PSUs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events generally consistent with the terms of the PSUs granted in 2015, except with respect to our chief executive officer. For our chief executive officer, his 2016 PSUs will be forfeited or subject to acceleration in accordance with the terms of his employment agreement with the Company.  The 2016 PSUs will convert to time-vested restricted share units following certain change-in-control events.

Other

The foregoing discussion contains statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be construed to be estimates of our results or other guidance. In evaluating these statements, you should consider the risks and uncertainties of our business as further disclosed in our annual and quarterly reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ MICHELLE L. KEIST
Michelle L. Keist
Vice President

Date: February 8, 2016